Registration No. 333-______
Filed July 14, 2005
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________

Rockville Financial, Inc.
________________________________________________________________________
(Exact Name of Registrant as Specified in Its Charter)

Delaware
______________________________________________________________________
(State or Other Jurisdiction of Incorporation or Organization)

(applied for)
______________________________________________________________________
(I.R.S. Employer Identification No.)

25 Park Street
Rockville, CT	06066
_________________________________________________________________________________________________
(Address of Principal Executive Offices)	(Zip Code)

Rockville Bank 401(k) Savings Plan
_______________________________________________________________________
(Full Title of the Plans)

Copies to:
William J. McGurk	William W. Bouton III, Esq.
President	Robert J. Metzler II, Esq.
Rockville Bank	Tyler Cooper & Alcorn, LLP
25 Park Street	185 Asylum Street
Rockville, Connecticut 06066	City Place I, 35th Floor
(860) 291-3600	Hartford, Connecticut 06103
(860) 725-6200
_____________________________________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________________

Title of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount of
to be	to be	Offering Price	Aggregate	Registration
Registered	Registered(1)	Per Share	Offering Price	Fee
___________________________________________________________________________________________

Common Stock, no par value	75,000 shares	$ 12.85 (1)	$963,750	$ 113.00

(1) The 75,000 shares of Common Stock represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to The Rockville Bank 401(k) Plan ("Savings Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Savings Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the Savings Plan is equal to the average of the high and low prices for the common stock of the Company as reported on the Nasdaq Stock Market on July 12, 2005, and is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

___________________________________________________

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

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PART I

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

__________________________________

*
Information required by Part I, Items 1 & 2 to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a)
The Company's prospectus and prospectus supplement (collectively, the "Prospectus"), dated March 29, 2005, filed pursuant to Rule 424(b) under the Securities Act (file No. 333-121421) with the Commission on April 6, 2005, including financial statements for Charter Oak Community Bank Corp. and subsidiaries;

(b)
The Company's Report on Form 10-Q for the quarter ended March 31, 2005 as filed on May 13, 2005 (File No. 000-51239), including financial statements for Charter Oak Community Bank Corp. and subsidiaries;

(c)
The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on February 27, 2004 (File No. 000-50610);

(d)	The Company's report on Form 8-K dated and filed on May 18, 2005 announcing the completion of its initial stock offering; and

(e)
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article XI of the Bylaws of Rockville Financial, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE XI. INDEMNIFICATION

The Board of Directors shall indemnify and reimburse each Director, officer or employee of this Subsidiary Holding Company, or any other agent or person performing on behalf of the Subsidiary Holding Company, and his or her heirs, executors, administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Subsidiary Holding Company, pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

Item 7.	Exemption from Registration Claimed.

Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.	Exhibits.

(a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

No.	Exhibit	Page

4	Common Stock Certificate*	---
23.1	Consent of Deloitte & Touche LLP	E-1
23.2	Consent of McGladrey & Pullen, LLP	E-2
24	Power of attorney for any subsequent amendments is located in the signature pages	---
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* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-121421) filed with the Commission on September 30, 2003, as amended.

(b) The Savings Plan will be submitted to the Internal Revenue Service (IRS) in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the Savings Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify, or continue the qualification of, the Savings Plan.

Item 9.	Undertakings.
    The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rockville, State of Connecticut, on this 8th day of June, 2005.

ROCKVILLE FINANCIAL, INC.

By: /s/ William J. McGurk
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. McGurk, Joseph J. Jeamel, Jr. and Gregory A. White his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Name	Title	Date

/s/ William J. McGurk	President and Chief Executive Officer	June 8, 2005
William J. McGurk	(principal executive officer)

/s/ Gregory A. White	Senior Vice President and Chief Financial Officer	June 8, 2005
Gregory A. White	(principal financial and accounting officer)

/s/ Michael A. Bars	Director	June 8, 2005
Michael A. Bars

/s/ C. Perry Chilberg	Director	June 8, 2005
C. Perry Chilberg

/s/ David A. Engelson	Director	June 8, 2005
David A. Engelson

/s/ Albert J. Kerkin, Jr.	Director	June 8, 2005
Albert J. Kerkin, Jr.

/s/ Raymond H. Lefurge, Jr.	Director	June 8, 2005
Raymond H. Lefurge, Jr.

/s/ Stuart E. Magdefrau	Director	June 8, 2005
Stuart E. Magdefrau

/s/ Thomas S. Mason	Director	June 8, 2005
Thomas S. Mason

/s/ Peter F. Olson	Director	June 8, 2005
Peter F. Olson

/s/ Betty R. Sullivan	Director	June 8, 2005
Betty R. Sullivan

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rockville, State of Connecticut, on June 8, 2005.

ROCKVILLE BANK 401(K) PLAN

By: /s/ David A. Engelson
David A. Engelson, on behalf of the Human Resources
Committee of the Board of Rockville Bank as the Plan
Administrator